EXHIBIT 99.1
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Contact:  SAR  RAMADAN
          Insightful  Corporation
          206-283-8802  ext.  509
          sramadan@insightful.com


                         INSIGHTFUL TO REDUCE WORKFORCE,
                          PREANNOUNCES Q2 2002 RESULTS

      COMPANY STREAMLINES ORGANIZATION TO FOCUS ON RETURN TO PROFITABILITY

SEATTLE - July 16, 2002 - INSIGHTFUL CORPORATION (NASDAQ: IFUL), a leading provider of enterprise software solutions for search and analysis of text, images and numerical data, today announced it is undertaking a reduction in its overall workforce by approximately 17% percent. This action is being taken to improve prospects for profitability in 2003 by reducing expenses at an annualized rate of approximately $2.7 million. The company will take a one-time restructuring charge of approximately $600,000 in the quarter ending September 30, 2002.

Preliminary results for the quarter ending June 30, 2002 are revenue of approximately $3.8 million, a 17% decline vs. the same quarter last year, and a projected net loss of approximately $0.06 to $0.07 per share for all operations.

"Worldwide demand for our products and services continues to be weak due to the prevailing economic conditions, which resulted in our disappointing financial performance for the second quarter," said Shawn Javid, president and CEO of Insightful Corporation.

"On a positive note, we closed our first sale for InFact, our new knowledge access solution, for over $600,000 in licenses and maintenance. We deferred 100% of the revenue for this sale to future quarters. We are seeing some improvement in data analysis license sales in the financial services sector, which was our largest revenue producing sector prior to 9/11, as well as significant new opportunities for InFact within the federal government," continued Javid.


ABOUT  INSIGHTFUL
-----------------

Insightful Corporation (NASDAQ: IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data mining, business analytics, knowledge management, and information retrieval enabling clients to gain intelligence from numerical data, text, and images.


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Insightful products include InFact(TM), Insightful Miner, S-PLUS(R),
StatServer(R), S-PLUS Analytic Server(TM) and VisiMine(TM). Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions

The company has been delivering industry-leading, high-ROI solutions for fifteen years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Germany, Switzerland, and the United Kingdom with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.


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NOTE TO INVESTORS - FORWARD-LOOKING  STATEMENTS

This release contains forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, but not limited to, our ability to attract and retain government grants, our ability to penetrate new vertical and end-user markets, our ability to introduce new products in a timely fashion, rapid changes in technology, defects or errors in our software, privacy and security concerns, market acceptance of our products, and our ability to adequately protect our intellectual property. Please refer to the cautionary statements appearing in our most recent annual report filed with the Securities and Exchange Commission for a discussion of these and other various factors that could cause Insightful's actual results to differ materially from those discussed in forward-looking statements

 Insightful, the Insightful logo, "intelligence from data", 'human-like intelligence", InFact, S-PLUS Analytic Server and VisiMine are trademarks of Insightful Corporation. S-PLUS and StatServer are registered trademarks of Insightful Corporation. Other trademarks mentioned are the property of their respective owners.



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